                                                                  Exhibit 10.2.2

                               PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is made and entered into on
July 15th, 2004, by and between Ormat Industries, Ltd., an Israeli Public corporation ("Seller"), and Ormat Systems Ltd., an Israeli corporation
("Buyer").

WHEREAS,    Seller is engaged, directly and through its subsidiaries, among other things, in the development, manufacturing, construction, operation, management and acquisition of geothermal power plants and power units (the "BUSINESS"); and

WHEREAS,    Buyer is an indirect wholly owned subsidiary of the Seller; and

WHEREAS,    Both parties have resolved that it would be in their best interest to enter into a restructuring process whereby Buyer will purchase and assume from Seller, and Seller will sell and assign to Buyer, certain assets and liabilities related to the Business, pursuant to the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, In consideration of the mutual representations, covenants and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,
     Seller and Buyer intending to legally bound hereby, mutually agree as follows:

1.   DEFINITIONS

     1.1    Defined Terms. As used herein, the terms below shall have the following meanings:

     1.2    "Assumed Contracts" shall mean all Contracts relating directly to the Purchased Business, unless included in the Excluded Contracts, to which Seller is a party and to which Buyer shall be a party in lieu of Seller after the Closing Date but as of the Effective Date, as defined below, and shall be assumed, performed and discharged by
            Buyer in place of Seller after the Closing Date as of the Effective
            Date, including all receivables derived from such Assumed Contracts.

     1.3    "Assumed Liabilities" shall mean all direct and/or indirect liabilities and obligations, including contingent liabilities, of
            Seller in connection with the Purchased Business,

                                      -2-

            and those under the Assumed Contracts, including, without
            limitation, (a) to furnish services, and other non-cash benefits to another party after the Closing Date and (b) to pay for goods, services, licenses, royalties and other non-cash benefits that another party will have furnished to it after the Effective Date;
            and (c) to repay debts, to pay taxes, fines, judgments, all of which
            Buyer shall be responsible after the Closing Date as of the
            Effective Date.

     1.4    "Books and Records" shall mean all records (or true and complete copies thereof), including computerized books and records, owned or used by Seller that are used by Seller for the operation of the
            Purchased Business and/or that are necessary for the continued
            operation of the Purchased Business and for the fulfillment of the
            Assumed Liabilities following the Closing, including engineering information (including written materials and machine-readable text subject to display and printout), including development
            documentation (i.e. documentation used in conjunction with source code in the development process) (collectively "DOCUMENTATION"), sales and promotional literature, manuals and data, all customer files (including tests data and other inputs and communications between Seller and its customers), all lists of customers, suppliers and vendors, copies of the Assumed Contracts, and any files relating to any action with respect to the Seller, but specifically excluding
            (i) corporate minute and stock books and financial information other than financial information relating specifically to the Purchased
            Business and/or Assumed Liabilities, and (ii) the foregoing books and records relating to the Excluded Assets, as defined below.

     1.5    "Business Day" shall mean a day that is not a Friday or a Saturday or a statutory or civil holiday in the State of Israel.

     1.6    "Contracts" shall mean any and all contracts, agreements,
            arrangements, leases, mortgages, bonds, notes and other instruments, commitments, undertakings and obligations, whether or not in writing, including all receivables and payables derived therefrom.

     1.7    "Effective Date" shall mean July 1st, 2004.

     1.8    "Assets" shall mean any tangible property, equipment, inventory, receivables, owned, used or held for use by Seller (including equipment, furniture, computers and computer supplies, servers, machinery, office materials and supplies and inventories

                                      -3-

            of any kind or nature), for the operation and/or the management of the Purchased Business but other than the Excluded Assets.

     1.9    "Excluded Assets" shall mean certain assets set forth in SCHEDULE
            1.9, which will not be transferred or conveyed to Buyer hereunder, but instead will be retained by Seller following the Closing Date.

     1.10   "Excluded Business" shall mean the Excluded Assets together with the
            Excluded Liabilities and the Excluded Contracts, all of which does not form part of the Purchased Business. For the avoidance of any doubt, the Excluded Business shall include all of the Business which is owned and operated by Ormat Technologies Inc., directly or through its subsidiaries..

     1.11   "Excluded Liabilities" and "Excluded Contracts" shall mean certain liabilities set forth in SCHEDULE 1.11 and certain contracts set forth in SCHEDULE 1.11A, respectively, which will not be transferred or conveyed to, nor assumed by, Buyer hereunder, but instead will be retained by Seller following the Closing Date.

     1.12   "Intangibles" shall mean all goodwill associated with the Purchased
            Business, together with the right to represent to third parties that
            Buyer is the successor to the Purchased Business.

     1.13   "Person" shall mean any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, limited liability company, business association, firm, joint venture, governmental agency or authority or otherwise.

     1.14   "Purchased Business" shall mean all of the Business other than the
            Excluded Business, but including all of Seller's right, title and interest as of the Effective Date in the Assumed Contracts, the
            Assets, the Intangibles, the Assumed Liabilities, the Books and
            Records, Seller Intellectual Property, the accounts receivable and payable, transferred to Buyer upon Closing as of the Effective Date with respect to the Purchased Business and, to the extent
            transferable, (i) the rights under agreements with employees and consultants of Seller concerning confidentiality, and the assignment of inventions, (ii) all related claims, causes of action and similar rights against any Person arising out of, or related to, such rights and (iii) the solar pond assets and all related technology and knowhow owned by Solmat Systems Ltd., a

                                      -4-

            wholly owned subsidiary of the Seller, including contingent liabilities related to these assets.

     1.15   "Seller Intellectual Property" shall mean any intellectual property owned or licensed by Seller with respect to the Purchased Business, including without limitation, (i) all of Seller's patents, patent applications, trademark applications, registered trademarks, trade names, logos, trade dress, service marks and all applications and registrations therefore, and all goodwill associated therewith, excluding those listed on SCHEDULES 1.15; (ii) all copyright (and author's rights, whether published or unpublished, including rights to prepare, reproduce and distribute copies, compilations and derivative works) used for the operation and management of the
            Purchased Business, including any such rights in any translation of
            Seller's documentation or interfaces made by or on behalf of Seller;
            (iii) trade secret rights, know-how, inventions (whether patentable or not), inventor's notes, drawings and designs and Inventor's lists
            (all as embodied in the form of written documentation generally used by the engineering group of Seller), proprietary processes or formulae, franchises, licenses, technology, technical data and customer lists, and all documentation relating to any of the foregoing and used for the operation and management of the Purchased
            Business; (iv) all computer programming code (including source code and object code, algorithms, display screens, layouts, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names), and other intellectual property rights owned by Seller in or related to the Purchased Business; (v) all continuations,
            continuations in part, reissues, divisions, renewals, reexaminations or extensions of any kind with respect to the intellectual property rights described in (i) and (ii); and (iv) all Documentation, databases and data collections and all rights therein related to any of the foregoing; (vi) all the knowhow and other rights in the technology and solar pond assets owned by Solmat Systems Ltd, a wholly owned subsidiary of the Seller. The Seller Intellectual
            Property Rights shall not include those rights which are not directly connected to the Purchased Business and those which are listed in SCHEDULES 1.15.

                                      -5-

2.   OTHER DEFINED TERMS.

     2.1    The following terms shall have the meanings defined for such terms in the Sections set forth below:

                   Term                                   Section
                   ----                                   -------
                   Assumed Employees                      5.1.1

                   Business                               Recitals

                   Assignment Period                      3.1.3

                   Closing                                4.1

                   Documentation                          1.4

                   License                                3.1.7

                   Required Services                      3.3

                   Closing and Closing Date               4.1

                   Unassigned Assets                      3.1.4

     2.2    For purposes of this Agreement, (a) "including" shall mean
            "including, but not limited to," "including, without limitation,"
            and other phrases of similar import and (b) "hereof," "herein," and
            "hereunder," and words of similar import, refer to this Agreement as a whole (including the Exhibits and Schedules to this Agreement) and not to any particular Section hereof.

3.   THE TRANSACTION

     3.1    PURCHASE AND SALE OF PURCHASED BUSINESS.

            3.1.1  Pursuant to the terms and subject to the conditions of this
                   Agreement and Section 3.1.3 below, in exchange for the
                   consideration set forth in Section 3.2 below, at the Closing but as of the Effective Date: (i) Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall
                   purchase from Seller, the Purchased Business, and (ii) Buyer shall assume all the Assumed Liabilities. Buyer and Seller hereby agree that Buyer shall not have any rights to or
                   obligations under or with respect to the Excluded Assets or the Excluded Liabilities.

                                      -6-

            3.1.2  It is hereby agreed that the transactions contemplated herein, are executed on a "Going Concern" and "As-Is" basis with respect to the Purchased Business, Assumed Liabilities and the value of the Purchased Business.

            3.1.3  Notwithstanding anything to the contrary in this Agreement and without any affect on the Effective Date, the parties
                   hereby undertake to cooperate and use their best efforts to assign the Assumed Contracts and the Assumed Liabilities to the Buyer within 12 months from the Closing Date (the
                   "Assignment Period").

            3.1.4  During the Assignment Period and in the event that the
                   Parties shall mutually determine in good faith that the
                   consents required for the assignment of certain Assumed
                   Contract(s) and/or certain Assumed Liabilities either (i)
                   cannot be obtained, or (ii) may have an adverse affect on the business of the Parties, or (iii) taking into account the
                   nature of such contracts and/or liabilities, their
                   termination dates, their volumes and other relevant facts -
                   it is not practical to engage in their formal assignment,
                   then (a) such Contract(s) and/or Liabilities must not be
                   formally assigned and assumed under Section 3.1.1 above but the provisions of Sections 3.1.5 and 3.1.6 will apply to them
                   (hereinafter "UNASSIGNED ASSETS"); and (b) if Seller obtains such missing consents at any time in the future, Buyer shall assume such Unassigned Assets as if originally included in the assignment under Section 3.1.1, for no additional
                   consideration whatsoever.

            3.1.5  Any Unassigned Asset will be held in trust by Seller for the benefit of the Buyer solely and absolutely as from the
                   Closing Date until such licenses and consents are obtained for its assignment to the Buyer or until its termination or its expiration, as the case may be, and Seller shall account to Buyer on a quarterly basis, and shall deliver to Buyer
                   immediately upon receipt, any notice or other document
                   concerning or relating to such Unassigned Assets or copy
                   thereof, and Seller will permit Buyer to enforce its rights in respect of such Unassigned Assets in the name of Seller.
                   Seller shall provide Buyer with an irrevocable power of
                   attorney to enable Buyer to take any action it finds fit with respect to the Unassigned Assets.

                                      -7-

            3.1.6  As of the Effective Date, Buyer shall be solely responsible and liable for any action and/or omission and/or loss and/or expense arising out of or in connection with the Unassigned
                   Assets and shall indemnify Seller, immediately upon Seller's written demand, for any such loss, expense or damage,
                   sustained by Seller after the Effective Date in connection with the Unassigned Assets. Accordingly, all the business
                   results of the Unassigned Assets shall belong as of the
                   Effective Date to the Buyer.

            3.1.7  Upon Closing Seller shall grant Buyer a worldwide, perpetual, exclusive, royalty free license for the use of the patents and trademarks listed in SCHEDULE 3.1.7(A) and a worldwide, perpetual, non-exclusive, royalty free license for the use of the trademarks listed in Schedule 3.1.7(b) all in connection with Purchased Business pursuant to a license agreement in the form attached hereto as Schedule 3.1.7(c) (the "License")
                   . Buyer shall be entitled to sublicense the License to its parent, which in turn shall be entitled to further sublicense the License to any of its other subsidiaries at its
                   discretion. Notwithstanding anything to the contrary in this
                   Agreement, the parties hereby undertake to cooperate and use their best efforts to convey and transfer to Buyer all of
                   Seller's Intellectual Property which is connected to the
                   Purchased Business.

     3.2    CONSIDERATION.

            3.2.1  In consideration of the (a) sale, transfer, assignment, conveyance and delivery by Seller to Buyer of the Purchased
                   Business; and (b) the grant of the License; Buyer shall pay
                   Seller the amount of USD11,000,000 (Eleven Millions US
                   dollars) (the "PURCHASE PRICE") payable as provided for in
                   Section 3.2.2 hereunder.

            3.2.2  Payment of Purchase Price shall be made by (a) assigning to the account of Buyer of (i) all Seller's liabilities to Bank
                   Continental Ltd. as of July 1st, 2004 with effect from that date, at the total amount of approximately USD5,440,000 and
                   (ii) any amount due for retirement compensation which is in excess of the amounts that were provided for; and (b) the
                   balance after the aforesaid assignments will be paid in cash by wire transfer of immediate

                                      -8-

                   available funds to an account designated by Seller not later than 30 days from the Closing Date.

            3.2.3  In further consideration of work and products orders from customers which are binding upon such customers and currently processed by the Seller and which are transferred under the terms of this Agreement to Buyer (the "ORDERS"), Buyer shall pay Seller a commission as follows:

                   3.2.3.1  A commission equal to 5% of all revenues derived
                            after the Effective Date from Orders described in
                            SCHEDULE 3.2.3.1;

                   3.2.3.2  A commission equal to 2.5% of all revenues derived after the Effective Date from Orders described in
                            SCHEDULE 3.2.3.2.

                   Upon the recording of the aforesaid revenues in Buyer's
                   books, Seller shall charge Buyer for the respective
                   commission provided for above, which will be paid by Buyer upon to Seller upon actual receipt of such revenues by Buyer.

            3.2.4  The Purchase Price assumes that the balance of the working capital items reflected on Seller's financial statements for the period ending June 30th,2004 equals zero (0). If the
                   balance of such working capital items is higher than, or
                   lower than zero, the Purchase Price shall be adjusted (the
                   "Purchase Price Adjustment") in such a way that it will be increased if the balance is a positive number and decreased if the balance is a negative number, in each case by an
                   amount equal to the difference between zero (0) and the
                   actual balance of such working capital items. For purposes of this Section 3.2.4, the balance of the working capital items shall be the difference between (x) the value of the
                   inventory plus the accounts receivable that form part of the
                   Purchased Business, and (y) the accounts payable that form part of the Purchased Business, as reflected on the Seller's financial statements for the period ended June 30, 2004. The
                   Parties shall agree on the Purchase Price Adjustment promptly following and on the basis of, the Seller's financial
                   statements for the period ending June 30th, 2004, and any
                   resulting payment by the Buyer, or refund by the Seller,
                   shall be done no later than September 1st, 2004, by wire
                   transfer of immediately

                                      -9-

                   available funds to an account designated in writing by the party entitled to receive funds.

     3.3    SERVICE AGREEMENT. Buyer hereby undertakes, following the closing of the transaction, to provide corporate, financial, secretarial and administrative services to the Seller as set forth in SCHEDULE 3.3 attached hereto (the "REQUIRED SERVICES"), for a total cost of USD
            10,000 per month plus VAT at the applicable rate.

            In addition to the Required Services Buyer hereby undertakes to provide Seller, at Sellers' request, with manpower possessing the engineering knowledge of the OrCrude technology, in consideration for Buyer's cost plus 10%.

            Either party may, at its sole discretion, terminate the Required
            Services or the additional arrangements, or part thereof, at any time by delivering a six months prior written notice to the other party.

4.   CLOSING

     4.1    Closing. The closing of the transactions contemplated herein (the
            "CLOSING") shall be held on July 15th, 2004 at 10:00 a.m., Israel time, at the offices of M. Seligman & Co., or at such other place and time otherwise agree to by the Parties hereto (the "CLOSING
            DATE").

     4.2    Deliveries at Closing. At the Closing the following items shall be delivered by the parties:

            4.2.1  BY BUYER. Buyer shall deliver to Seller:

                   4.2.1.1  Board of Directors Resolution. Copies of a validly executed resolution of the Board of Directors of
                            Buyer in the form attached hereto as SCHEDULE
                            4.2.1.1 approving the execution and delivery by
                            Buyer of this Agreement and the ancillary agreements
                            and the performance of Buyer's obligations hereunder
                            and thereunder;

                   4.2.1.2  A duly executed Service Agreement providing for,
                            inter alia, the matters set forth in Section 3.3
                            above.

                   4.2.1.3  All such other documents and instruments as Seller may reasonably request or as may be otherwise
                            necessary or

                                      -10-

                            desirable to evidence and effect assumption by Buyer
                            of the Assumed Liabilities.

            4.2.2  BY SELLER. Seller shall deliver to Buyer:

                   4.2.2.1  Board Resolutions. A copy of validly executed
                            Seller's Board of Dirctors resolutions in the form
                            attached hereto as Schedule4.2.2.1, approving the
                            execution and delivery of this Agreement and the
                            ancillary agreements by Seller, and the performance
                            of Seller's obligations hereunder and thereunder;

                   4.2.2.2  Consents. Evidence of all the consents of third
                            parties and/or governmental authorities necessary to
                            effect the transfer and assignment to Buyer of the
                            Assumed Contracts;

                   4.2.2.3  The consents, waivers or approvals set forth in
                            SCHEDULE 4.2.2.3, that will have been obtained by
                            Seller with respect to the sale of the Purchased
                            Business or the consummation of the transactions
                            contemplated in this Agreement.

                   4.2.2.4  A duly executed license agreement in the form
                            attached hereto as SCHEDULE 3.1.7(c) with respect to
                            the License.

                   4.2.2.5  A duly executed Lease Agreement in the form attached hereto as SCHEDULE 4.2.2.5.

                   4.2.2.6  A copy of validly executed Solmat Systems Ltd. Board of Dirctors resolutions in the form attached hereto
                            as SCHEDULE 4.2.2.6, approving and undertaking the
                            sale by Solmat Systems Ltd. to Buyer of certain
                            rights and assets as provided for in Section 1.14
                            above, and expressly providing that such sale shall
                            be effected by OIL for and on behalf of Solmat
                            Systems Ltd. under and pursuant to this Agreement,
                            for no further consideration from Buyer to Seller or
                            to Solmat Systems Ltd.

                   4.2.2.7  All such other, assignments and other instruments of assignment, transfer or conveyance as Buyer may
                            reasonably request or as may be otherwise necessary
                            to evidence and effect the sale, transfer,
                            assignment, conveyance and delivery of

                                      -11-

                            the Purchased Business and Assumed Liabilities to
                            Buyer that will enable Buyer actual possession
                            and/or control of the Purchased Business.

            4.2.3  All acts and deliveries prescribed by this Section 4.2, regarding chronological sequence, will be deemed to occur
                   contemporaneously and simultaneously on the occurrence of the last act or delivery, none of which shall be effective until the last has occurred.

5.   CERTAIN COVENANTS

     5.1    Employment Matters.

            5.1.1  Employees. Buyer shall extend an offer to all of Seller's employees to continue and be employed by Buyer effective from the Effective Date and subject to Closing, with compensation, benefits, and responsibilities identical to those under which they were employed by Seller. The Employees who will be
                   employed by Buyer following Closing are collectively referred to herein as the "ASSUMED EMPLOYEES".

            5.1.2  Obligations. The employment with Seller of all Assumed
                   Employees will be terminated immediately prior to the
                   Closing, in such a way that other than payments actually due by Seller to such Assumed Employees in consideration for
                   their employment until the Effective Date, including but not limited to, salaries, social security, provisions to pension funds, insurance policies, provisions to tax, reimbursements of expenses etc., Buyer shall assume all other liabilities whatsoever with respect to such Assumed Employees in
                   connection with their employment period with Seller prior to the Effective Date and thereafter.

            5.1.3  No Third Party Beneficiary Rights. Nothing contained in this
                   Agreement shall confer upon any Employee any right with
                   respect to continuance of employment by Buyer or Seller, nor shall anything herein interfere with the right of Buyer or
                   Seller to terminate the employment of any of the Employees at any time, with or without cause, in accordance with the
                   provisions of the respective employment agreement with any such

                                      -12-

                   employee. No provision of this Agreement shall create any
                   third party beneficiary rights in any Employee, or any
                   beneficiary or dependents thereof, with respect to the
                   compensation, terms and conditions of employment and benefits that may be provided to any Employee by Buyer or under any benefit plan which Buyer may maintain.

     5.2    Consents.

            As soon as practicable following the date hereof, the Parties shall commence all reasonable actions required hereunder to obtain all applicable consents, approvals and agreements of, and to give all notices and make all filings with, any third parties and
            governmental authorities as may be necessary to authorize, approve or permit the consummation of the transactions contemplated hereunder. In addition, Seller undertakes to obtain all the necessary consents and approval by Solmat Systems Ltd. for the execution of the provisions concerning Solmat Systems Ltd.

     5.3    Non-Competition

            Seller undertakes that as long as it holds more than 50% of all controlling means in Buyer's parent, it shall not compete with
            Buyer's and/or Buyer's parent company's Business and accordingly shall not engage in any business which is in the same field of the
            Purchased Business and/or the Business. This undertaking shall be deemed as an undertaking for the benefit of Ormat Technologies, Inc.

6.   MISCELLANEOUS

     6.1    Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Buyer without the prior written consent of Seller or by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees with no other person having any right, benefit or obligation hereunder.

     6.2    Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered by telecopy or other facsimile (with acknowledged receipt), delivered personally or mailed by certified or registered mail, postage prepaid (and by airmail if sent internationally), return receipt requested or by internationally recognized courier

                                      -13-

            (such as Federal Express or DHL) (such mailed or couriered notice to be effective on the date such receipt is acknowledged or refused), as follows:

            If to Seller, addressed to:

                     Ormat industries Ltd.

                     Attn.:The CEO

                     Fax: +9728 9439901

            If to Buyer, addressed to:

                     Ormat Systems Ltd.

                     Fax: +9728 9439901

                     Attn: The President

     or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

     6.3    Choice of Law; Venue. This agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Israel. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the competent courts of Tel-Aviv-Jaffa over all matters arising in connection with this Agreement.

     6.4    Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto between Seller and Buyer, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to such subject matter. No supplement, modification or waiver of this
            Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this
            Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     6.5    Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      -14-

     6.6    Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such provision or provisions shall be judicially reformed consistent with the parties' intentions so as to be valid, legal and enforceable to the maximum extent possible and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     6.7    Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this
            Agreement.

                            [Signature Page Follows]

                                      -15-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective duly authorized officers, in multiple originals, all as of the day and year first above written.

ORMAT INDUSTRIES LTD.                             ORMAT SYSTEMS LTD.

By: /s/ Lucien Y. Bronicki                        By: /s/ Etty Rosner
    ------------------------                          -----------------------
    Lucien Y. Bronicki, Chairman of                   Etty Rosner, V.P. Contract
       the Board                                         Administrator

                                      -16-

                                  SCHEDULE 1.9

                                 EXCLUDED ASSETS

Shares and Shareholder loans in OPTI Technologies BV, a Dutch company

Shares of and receivable from Ormat Investments Ltd., an Israeli company

Shares of Solmat Systems Ltd., an Israeli company and its payable to its parent

Shares of Bet Shemesh Engines Ltd, an Israeli company

Shares of Bet Shemesh Holdings Ltd, an Israeli company

Shares of Ormat Industries Ltd, an Israeli company

Shares OrTaas Ltd., an Israeli company

Shares of Orbotech Ltd., an Israeli company

Shares of OrAd Hi Tech Systems Ltd., an Israeli company

Shares of Caspit Telecom (1984) Ltd., an Israeli company

Shares of Guardian On Board Ltd., an Israeli company

Shares of Orlake Inc., a Canadian Company

Shares of Ormat Technologies Inc., a Delaware corporation

Shareholders loans to Ormat Technologies Inc.

Capital Note from Ormat Technologies Inc.

All the Intellectual Property related to the upgrading of heavy fuel

Investment in Polaris Fund

Investment in SKF TUC Fund

Investment in Peace Fund

All Land and buildings

All cash and cash equivalent as of June 30, 2004

All short term cash investments

Deferred tax assets and any receivable from any tax authority

                                      -17-

                                  SCHEDULE 1.11

                    EXCLUDED LIABILITIES AS AT JUNE 30, 2004

LIABILITIES TO BE RETAINED BY ORMAT INDUSTRIES LTD:

Bank payable

Debentures (series no. 9) issued December 21st, 2003 - principle and interest

Convertible Debentures (series no. 7 & 8) issued on May 28th, 2002 and June 5th,

2003, respectively, - principle and interest

Dividend payable

Deferred tax liabilities

Income tax payables

                                      -18-

                                 SCHEDULE 1.11A

                               EXCLUDED CONTRACTS

Any and all contracts between Seller and any entity listed on schedule 1.9.

                                      -19-

                                 SCHEDULE 1.15A

                              EXCLUDED IP - PATENTS

                                      -20-

                                 SCHEDULE 1.15B

                        EXCLUDED IP - PATENT APPLICATIONS

                                      -21-

                                 SCHEDULE 1.15C

                            EXCLUDED IP - TRADEMARKS

-------------------------------------------------------------------------------------------------------------------------
    ORMAT
   FILE NO       OWNER       TITLE        CLASS      FILING NO.   FILING DATE     REG. DATE       REG. NO      COUNTRY
-------------------------------------------------------------------------------------------------------------------------

ORMT24 & 25     OPTI BV     ORCRUDE         4        75/669367     26/03/1999     23/03/2004     2824234          US
-------------------------------------------------------------------------------------------------------------------------
ORMT24          OPTI BV     ORCRUDE        16        821722182     10/06/1999     16/09/2003     821722182        BR
-------------------------------------------------------------------------------------------------------------------------
ORMT24          OPTI BV     ORCRUDE         7        821722190     10/06/1999     03/04/2004     821722190        BR
-------------------------------------------------------------------------------------------------------------------------
ORMT24          OPTI BV     ORCRUDE                  1018487       10/06/1999     19/11/2003     595183           CA
-------------------------------------------------------------------------------------------------------------------------
ORMT24          OPTI BV     ORCRUDE         7        124634        17/12/1998     06/09/2000     124634           IL
-------------------------------------------------------------------------------------------------------------------------
ORMT24          OPTI BV     ORCRUDE         4        10116-99      11/06/1999     28/09/2000     P224181          VE
-------------------------------------------------------------------------------------------------------------------------
ORMT24          OPTI BV     ORCRUDE         7        1011799       11/06/1999     22/11/2000     P229270          VE
-------------------------------------------------------------------------------------------------------------------------
ORMT25           OPTI       ORCRUDE         4        124633        17/12/1998     07/02/2000     124633           IL
=========================================================================================================================
ORMT26 & 27     OPTI BV     ORFUEL         4,7       75/740825     30/06/1999     23/03/2004     2824240          US
-------------------------------------------------------------------------------------------------------------------------
ORMT26           OPTI       ORFUEL         4,7       1020759       30/06/1999     30/07/2003     586229           CA
-------------------------------------------------------------------------------------------------------------------------
ORMT26           OPTI       ORFUEL          7        124907        30/12/1998     06/09/2002     124907           IL
-------------------------------------------------------------------------------------------------------------------------
ORMT27          OPTI BV     ORFUEL          4        124906        30/12/1998     07/02/2000     124906           IL
=========================================================================================================================
ORMT34           OIL        ORSWEET        4,7       1002724       21/12/2001     01/10/2003     731417           BX
-------------------------------------------------------------------------------------------------------------------------
ORMT28           OIL        ORSHIELD        9        140486        31/07/2000     04/12/2001     140486           IL
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
ORMAT FILE NO    OWNER      TITLE       FILING NO.    FILING DATE     REG. DATE     REG. NO        COUNTRY
---------------------------------------------------------------------------------------------------------------

OMTM01            OIL     ORMAT          359395       11/05/1970     31/08/1971      919284           US
---------------------------------------------------------------------------------------------------------------
OMTM02            OIL     DEVICE         361506       02/06/1970     22/08/1972      941316           US
---------------------------------------------------------------------------------------------------------------
ORMT11a           OIL     GREENERGY      76/496811    13/03/2003     18/05/2004      2842539          US
                          (actual use)
===============================================================================================================
ORMT19            OIL     ECO-LOGICAL    10-72036     24/08/1998     12/11/1999      4333806          JP
===============================================================================================================
ORMT20            OIL     ECO-LOGIC      75-439124    23/02/1998     25/03/2003      2700628          US
---------------------------------------------------------------------------------------------------------------
ORMT20            OIL     ECO-LOGIC      121796       19/08/1998     05/01/2000      121796           IL
---------------------------------------------------------------------------------------------------------------

                                      -22-

                                 SCHEDULE 1.15D

                      EXCLUDED IP - TRADEMARKS APPLICATIONS

---------------------------------------------------------------------------------------------------------------
 ORMAT
FILE NO         OWNER       TITLE       CLASS     FILING NO.   FILING DATE   REG. DATE   REG. NO     COUNTRY
---------------------------------------------------------------------------------------------------------------

ORMT25         OPTI BV    ORCRUDE         4       821724819    #########                                BR
---------------------------------------------------------------------------------------------------------------
ORMT34           OIL      ORSWEET        4,11     76/423732    #########                                US
---------------------------------------------------------------------------------------------------------------
ORMT34           OIL      ORSWEET                 1134688      #########                                CA
---------------------------------------------------------------------------------------------------------------

                                      -23-

                                SCHEDULE 3.2.2.1

WORK AND PRODUCT ORDERS

--------------------------------------------------------
WORK/PRODUCT ORDER                         TASK NO.
--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------
THE SUPPLY CONTRACT BETWEEN TPC AND          5479
OIL DATED 23-AUG-02
MOKAI II PROJECT
--------------------------------------------------------

--------------------------------------------------------
THE SUPPLY CONTRACT BETWEEN CONTACT          5703
ENERGY LIMITED AND OIL DATED
09-OCT-03
WAIRAKEI PROJECT
--------------------------------------------------------

                                      -24-

                                SCHEDULE 3.2.2.2

WORK AND PRODUCT ORDERS

--------------------------------------------------------
WORK/PRODUCT ORDER                         TASK NO.
--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------
SUPPLY CONTRACT BETWEEN MEGE, TURKEY         5747
AND OIL DATED 14-AUG-03
AYDIN SALAVATLI PROJECT
--------------------------------------------------------

--------------------------------------------------------
P.O. DATED 30-APR-04 FOR SUPPLY OF           5909
OEC BETWEEN
OPTI CANADA INC AND OIL
--------------------------------------------------------

--------------------------------------------------------
GENERAL DYNAMICS - P.O. FOR SUPPLY           5887
OF 56 ALTERNATORS DATED 10-MAR-04
--------------------------------------------------------

--------------------------------------------------------
NIMDA - P.O. FOR SUPPLY OF                   5895
ALTERNATORS+REGULATORS DATED
25-MAR-04
--------------------------------------------------------

                                      -25-

                                SCHEDULE 4.2.2.3

CONSENTS, WAIVERS OR APPROVALS OBTAINED BY ORMAT INDUSTRIES LTD:

1.   Office of the Chief Scientist

2.   Ministry of Industry and Trade's Investment Centre

3.   Banking Institutions holding a floating charge on the assets of Ormat
     Industries Ltd:

     (i)    Bank Hapoalim BM.

     (ii)   Bank Leumi BM.

     (iii)  Israel Discount Bank

     (iv)   United Mizrachi Bank Ltd.

     (v)    Industrial Development Bank of Israel